UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 22, 2010

OVERSEAS SHIPHOLDING GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6479-1	13-2637623
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

666 Third Avenue, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 953-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 22, 2010, Overseas Shipholding Group, Inc. (the “Company”) issued a press release announcing the commencement of its public offering of $300 million aggregate principal amount of senior notes due 2018. A copy of the press release is attached hereto as Exhibit 99.1.

In addition, in connection with the public offering, the Company will be making road show presentations to certain existing and potential securityholders of the Company. The road show materials are attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits

(d)          Exhibits

99.1	Press release of Overseas Shipholding Group, Inc. dated March 22, 2010, announcing the commencement of its underwritten public offering of senior notes due 2018.

99.2	Road Show Materials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

By:	/s/James I. Edelson
Name: James I. Edelson
Title: General Counsel and Secretary

Date:       March 22, 2010